Exhibit 10.22

TREDEGAR CORPORATION

NOTICE OF STOCK UNIT AWARD

You have been granted the following Stock Unit Award by the Executive Compensation Committee of the Board of Directors of Tredegar Corporation ("Tredegar"):

Name of Participant:

Date of Grant:

Number of Stock Units:

Vesting:	The requirements for earning the award and vesting in the shares of Common Stock issued in settlement of the award are set forth in the attached Stock Unit Award Terms and Conditions.

Expiration Date:	None.

Transferability:	None; other than by will or the laws of descent and distribution.

In addition to the foregoing terms, your Stock Unit Award is subject to all of the terms and conditions contained in the attached Stock Unit Award Terms and Conditions which are incorporated in this Notice of Stock Unit Award by this reference. If any provision of this Notice of Stock Unit Award is inconsistent with the aforementioned Stock Unit Award Terms and Conditions, the Stock Unit Award Terms and Conditions will control.

Please acknowledge your acceptance of this Stock Unit Award and the attached Stock Unit Award Terms and Conditions by signing and returning one copy of this Notice of Stock Award to Pat Thomas, Tredegar Corporation, 1100 Boulders Parkway, Richmond, Virginia, 23225.

TREDEGAR CORPORATION

By:_________________________________

___________________________________
Participant

Date:_______________________________

TREDEGAR CORPORATION

STOCK UNIT AWARD TERMS AND CONDITIONS

THESE STOCK UNIT AWARD TERMS AND CONDITIONS (“Terms and Conditions”) effective as of the ____ of ____________, 2007, govern the Stock Unit Award made by Tredegar Corporation, a Virginia corporation (the “Company”), to the participant (the “Participant”) named in the Notice of Stock Unit Award to which these Terms and Conditions are attached (the “Grant Notice”), and are made in accordance with and subject to the provisions of the Company's 2004 Equity Incentive Plan (the “Plan”). A copy of the Plan has been made available to Participant. All terms used in these Terms and Conditions that are defined in the Plan have the same meaning given them in the Plan.

1.          Grant of Stock Unit Award. In accordance with the Plan, and effective as of the Date of Grant specified in the Grant Notice (the “Date of Grant”), the Company granted to the Participant, subject to the terms and conditions of the Plan and these Terms and Conditions, the number of Stock Units specified in the Grant Notice (the “Stock Units”). The Participant will earn the Stock Units to the extent that the requirements of Section 2 are satisfied. The Participant’s interest in the Stock Units that are earned in accordance with Section 2 will Vest, i.e., will become nonforfeitable, to the extent that the requirements of Section 3 are satisfied. The Company will issue shares of Common Stock in accordance with Section 4 in settlement of the Stock Units, if any, that the Participant earns in accordance with Section 2 and that Vest in accordance with Section 3.

2.          Earning Stock Units. This Section 2 determines the number of Stock Units that the Participant earns under these Terms and Conditions.

(a)      Performance Criteria. The Participant will earn Stock Units based on the EPA for calendar year 2007 as follows:

2007 Films EPA	Stock Units Earned

At least ___________ but not
more than ___________	___________

At least___________	___________

(b)      Effect of Termination During 2007. Except as provided in subparagraphs (c) and (d), no Stock Units will be earned if the Participant’s employment with, and service to, the Company and its Affiliates terminates or is terminated before January 1, 2008.

(c)      Disability Termination or Death. This subparagraph (c) applies if the Participant’s employment with, and service to, the Company and its Affiliates terminates before January 1, 2008, on account of the Participant’s permanent and total disability (as defined in Section 22(e)(3) of the Code) or death. In that event, the number of Stock

Units earned by the Participant shall equal the number determined in accordance with subparagraph (a) multiplied by a fraction. The numerator of the fraction shall be the number of whole months that the Participant was employed by, or providing services to, the Company or an Affiliate during 2007 and after the Date of Grant (including any period that the Participant was absent from work for illness, injury or short term disability prior to termination of employment) and the denominator shall be six.

(d)      Change in Control. The Participant will earn _____ Stock Units if there is a Change in Control before January 1, 2008.

3.          Vesting in Stock Units. The Participant’s interest in the Stock Units that are earned in accordance with Section 2 shall Vest as provided in this Section 3.

(a)      Continued Employment until June 30, 2008. The Participant’s interest in all of the Stock Units that are earned in accordance with Section 2 shall Vest on June 30, 2008, if the Participant’s employment with, and service to, the Company and its Affiliates is continuous from the Date of Grant until June 30, 2008.

(b)      Disability Termination or Death. The Participant’s interest in all of the Stock Units that are earned in accordance with Section 2 shall be Vested if the Participant’s employment with, and service to, the Company and its Affiliates is continuous from the Date of Grant until the termination of such employment on account of the Participant’s death or permanent and total disability (as defined in Section 22(e)(3) of the Code).

(c)      The Participant’s interest in all of the Stock Units earned pursuant to the provisions of Section 2(d) shall Vest on the Control Change Date if the Participant’s employment with the Company and its Affiliates is continuous from the Date of Grant until the Control Change Date.

4.           Settlement of Stock Units. The Stock Units will be settled in accordance with this Section 4.

(a)      Committee Certification. As soon as practicable after 2007 (but no later than June 30, 2008), the Committee will determine the number of Stock Units that are earned under the provisions of Section 2 and that Vest under the provisions of Section 3. The Committee’s determination shall be set forth in writing, as part of the minutes of a meeting of the Committee, by unanimous consent or otherwise. Notwithstanding the preceding sentences, a written determination of the Committee shall not be required in the case of Stock Units that are earned and that Vest pursuant to the provisions of Section 2(d) and Section 3(c), respectively.

(b)      Issuance of Common Stock. As soon as practicable after the Committee’s certification under subparagraph (a) (but no later than September 1, 2008), the Committee shall issue shares of Common Stock under the Plan in settlement of the Stock Units earned by the Participant. The number of shares of Common Stock issued shall equal the number of Stock Units earned by the Participant under the provisions of Section 2 and that Vest under the provisions of Section 3. Notwithstanding the preceding sentences, _____ shares of Common Stock shall be issued to the Participant on the Control Change Date if the Stock Units are earned pursuant to the provisions of Section 2(d).

(c)      Registration, etc. Shares of Common Stock issued in settlement of the Stock Units shall be registered in the name of the Participant on the stock transfer books of the Company and may be evidenced by one or more certificates.

(d)      Vesting in Common Stock. The Participant’s interest in the shares of Common Stock issued in settlement of the Stock Units shall be immediately vested and transferable.

5.           Forfeiture. Stock Units that are not earned in accordance with Section 2 shall be forfeited. Stock Units that are earned in accordance with Section 2 but that do not Vest in accordance with Section 3 shall be forfeited.

6.           Nontransferability. The Stock Units are nontransferable except by will or by the laws of descent and distribution.

7.           Shareholder Rights. The Participant shall not have any rights as a shareholder of the Company with respect to the Stock Units. Upon the issuance of shares of Common Stock in settlement of the Stock Units, the Participant shall have all of the rights of a shareholder of the Company with respect to those shares, including the right to vote the shares and to receive, free of all restrictions, all dividends on the shares.

8.	Definitions. The following definitions shall apply to these Terms and Conditions:

(a)         Control Change Date means the date on which a Change in Control (as defined below) occurs. If a Change in Control occurs on account of a series of transactions, the Control Change Date is the date of the last of such transactions.

(b)	Change in Control means the occurrence of any of the following events:

(1)         any Person or group (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) (other than a Person who is not an Acquiring Person), at any time becomes the Beneficial Owner of 50% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Voting Securities"), other than (i) through an acquisition of Voting Securities directly from the Company, (ii) as a result of the Company's repurchase of Voting Securities if, thereafter, such Beneficial Owner purchases no additional Voting Securities, or (iii) pursuant to a Business Combination (as defined below) that does not constitute a Change in Control pursuant to subparagraph 8(b)(3) below;

(2)     Continuing Directors cease to constitute a majority of the members of the Board other than pursuant to a Business Combination that does not constitute a Change in Control pursuant to subparagraph 8(b)(3) below;

(3)     consummation of a reorganization, merger, share exchange or consolidation (a "Business Combination"), in each case, unless immediately following such Business Combination, (i) all or substantially all of the Persons who were the Beneficial Owners, respectively, of the Common Stock and Voting Securities outstanding immediately prior to such Business Combination Beneficially Own more than 80% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Common Stock and Voting Securities, as the case may be, (ii) no Person (other than a Person who is not an Acquiring Person) Beneficially Owns 50% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination are Continuing Directors; or

(4)     the shareholders of the Company approve a complete liquidation or dissolution of the Company or the consummation of a sale or other disposition of all or substantially all of the assets of the Company, in each case, unless immediately following such liquidation, dissolution, sale or other disposition, (i) more than 80% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then Beneficially Owned by all or substantially all of the Persons who were the Beneficial Owners, respectively, of the Common Stock and Voting Securities outstanding immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of such Common Stock and Voting Securities, as the case may be, (ii) less than 20% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then Beneficially Owned by any Person (other than any Person who is not an Acquiring Person), and (iii) at least a majority of the members of the board of directors of such corporation are Continuing Directors immediately following such sale or disposition.

For purposes of the definition of Change of Control, the terms Acquiring Person, Beneficial Owner, Company, Continuing Director, and Person shall have the same definitions given them in the Rights Agreement between Tredegar Corporation and American Stock Transfer & Trust Company, dated as of June 30, 1999, as amended.

(c)         EPA has the same meaning as set forth in the 2007 Incentive Plan for Executive Officers as in effect at the time the Stock Units were awarded; provided, however, that the Committee may adjust the performance criteria, the calculation of EPA or both on account of changes in generally accepted accounting principles; changes in the allocation of revenues, expenses, assets and liabilities between the Company or one or more of its business units; changes in tax law and other events or circumstances to assure that the performance criteria and calculation of EPA reflect an accurate assessment of the economic profit added of the Company or one or more of its business units.

9.           Withholding. The Participant shall pay the Company any amount of taxes as may be necessary in the opinion of the Company to satisfy tax withholding required under the laws of any country, state, province, city or other jurisdiction, including but not limited to income taxes, capital gains taxes, transfer taxes, and social security contributions. In lieu thereof, the Company shall have the right to retain, from the shares of Common Stock to be issued under Section 4, the number of shares of Common Stock with Fair Market Value equal to the minimum amount required to be withheld. In any event, the Company shall have the right to deduct from all amounts paid to a Participant in cash (whether under the Plan or otherwise) any taxes required to be withheld.

10.         No Right to Continued Employment. The award of the Stock Units does not give Participant any right with respect to continuance of employment by the Company or an Affiliate, nor shall it interfere in any way with the right of the Company or an Affiliate to terminate his or her employment at any time.

11.         Change in Capital Structure. The number of Stock Units and the performance criteria in Section 2 shall be adjusted as the Committee determines is equitably required in the event the Company effects one or more stock dividends, stock split-ups subdivisions or consolidations of shares, other similar changes in capitalization or such other events as are described in the Plan.

12.         Governing Law. These Terms and Conditions and the Grant Notice shall be governed by the laws of the Commonwealth of Virginia.

13.         Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the Date of Grant and the provisions of these Terms and Conditions or the Grant Notice, the provisions of the Plan shall govern. All references herein to the Plan shall mean the plan as in effect on the Date of Grant.

14.         Participant Bound by Plan. Participant hereby acknowledges that a copy of the Plan has been made available to him or her and agrees to be bound by all the terms and provisions of the Plan.

15.         Binding Effect. Subject to the limitations stated above and in the Plan, these Terms and Conditions and the Grant Notice shall be binding upon Participant and his or her successors in interest and the successors of the Company.